As filed with the Securities and Exchange Commission on August 23, 2018

Registration No. 333-167226

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST AMERICAN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	26-1911571
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1 First American Way

Santa Ana, California 92707

(Address of Principal Executive Offices, Zip Code)

First American Financial Corporation 401(k) Savings Plan

(Full title of the Plan)

Jeffrey S. Robinson, Esq.

Vice President, Secretary & Deputy General Counsel

First American Financial Corporation

1 First American Way

Santa Ana, California 92707

(Name and address of agent for service)

(714) 250-3000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act or Rule 405 of the Securities Act of 1933.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

EXPLANATORY NOTE

First American Financial Corporation (the “Registrant” or “we”) registered, pursuant to a Registration Statement on Form S-8 filed on June 1, 2010 (Registration No. 333-167226 ) (the “Registration Statement”), the offer and sale of up to 10,000,000 shares of our Common Stock, par value $0.00001 per share (“Common Stock”), under the First American Financial Corporation 401(k) Savings Plan (the “401(k) Plan”).

As of the close of the market on June 30, 2015, we removed the Common Stock in the First American Financial Corporation Stock Fund (“Stock Fund”) as an investment option in the 401(k) Plan. Thus, the Stock Fund has been frozen to new investments since June 30, 2015. As a result, no more Common Stock has been offered or sold under the 401(k) Plan since such date.

Pursuant to the undertakings in Item 9 of the Registration Statement, we are filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration under the Registration Statement the remaining 10,000,000 shares of Common Stock under the 401(k) Plan that are unoffered and unsold.

Item 8.    Exhibits.

Exhibit No.	Description
24.1	Power of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on August 23, 2018.

FIRST AMERICAN FINANCIAL CORPORATION
By:	/s/ Dennis J. Gilmore

Name:	Dennis J. Gilmore
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, the following persons have signed this Registration Statement in the capacities and on the date(s) indicated.

Signature	Title	Date

/s/ Dennis J. Gilmore	Chief Executive Officer and Director	August 23, 2018
Dennis J. Gilmore

/s/ Mark E. Seaton	Chief Financial Officer	August 23, 2018
Mark E. Seaton

/s/ Matthew F. Wajner	Chief Accounting Officer	August 23, 2018
Matthew F. Wajner

*	Chairman of the Board of Directors	August 23, 2018
Parker S. Kennedy

*	Director	August 23, 2018
James L. Doti

*	Director	August 23, 2018
Reginald H. Gilyard

*	Director	August 23, 2018
Margaret M. McCarthy

*	Director	August 23, 2018
Michael D. McKee

*	Director	August 23, 2018
Thomas V. McKernan

*	Director	August 23, 2018
Mark C. Oman

*	Director	August 23, 2018
Martha B. Wyrsch

* The undersigned does hereby sign this registration statement on behalf of the above-indicated person pursuant to a power of attorney executed by such person.

By:	/s/ Kenneth D. DeGiorgio	August 23, 2018
Kenneth D. DeGiorgio, As Attorney-in-Fact